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                                                                    Exhibit 23.5

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Adaptec, Inc. of our fairness opinion dated May 31, 1996 relating to the acquisition of Cogent Data Technologies, Inc. by Adaptec, Inc.


/s/ Broadview Associates LLC

Broadview Associates LLC
San Mateo, California
July 2, 1996